SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): September 29, 1997

                             BRAZOS SPORTSWEAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                       0-18054                         91-1770931
 (STATE OF INCORPORATION)       (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)

                             4101 FOUNDERS BOULEVARD
                           CINCINNATI, OHIO 45103-2553
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 753-3400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On September 29, 1997, Brazos Sportswear, Inc. (the "Company") purchased substantially all of the assets of CS Crable Sportswear, Inc. The total consideration paid by the Company was approximately $13.5 million. The Company also entered into a lease agreement with respect to Crable's former facility and has relocated its corporate headquarters to that facility, which is located at 4101 Founders Boulevard, Cincinnati, Ohio 45103-2553. In connection with the acquisition, the Company expanded its revolving credit facility from $50 million to $70 million.

      Crable was a manufacturer and marketer of licensed sportswear for colleges and professional sports teams, with annual revenues of approximately $30 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. As of the date of this Form 8-K, it is impracticable to determine whether financial statements will be required to be filed with respect to the Crable acquisition. The Company will file any such required information by amendment to this Form 8-K.

     (b) PRO FORMA FINANCIAL INFORMATION. As of the date of this Form 8-K, it is impracticable to determine whether pro forma information will be required to be filed with respect to the Crable acquisition. The information required hereunder, if any, will be filed concurrently with the filing of the financial statements discussed above.

     (c) EXHIBITS.

EXHIBIT NO.                           EXHIBIT
-----------                           -------
10.1 Asset Purchase Agreement, dated September 29, 1997, between CS Crable Sportswear, Inc. and Brazos, Inc.

10.2 First Amendment to Third Amended and Restated Loan and Security Agreement dated September 29, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


         DATED this 13th day of October, 1997.


                                          BRAZOS SPORTSWEAR, INC.

                                          By: /s/ F. CLAYTON CHAMBERS
                                                  F. Clayton Chambers,
                                                  Vice President and Chief
                                                  Financial Officer